EXPLANATORY NOTE: The purpose of this POS Form 1-A is to provide the Issuer’s new name and address, and to file certain Exhibits.

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description
1.1	Form of Dealer Manager Agreement by and between Escalate Wealth REIT I, Inc. and North Capital Private Securities Corporation*
2.1	Articles of Incorporation*
2.1A	Articles of Amendment
2.2	Bylaws*
2.2A	Amendment No. 1-Bylaws
3.	Distribution Reinvestment Plan (included in the Offering Circular as Appendix B and incorporated herein by reference)
4.	Form of Investment Form and Subscription Agreement (included in the Offering Circular as Appendix A and incorporated herein by reference)
6.1	Advisory Agreement by and among Escalate Wealth REIT I, Inc. and Escalate Wealth, LLC*
6.2	Real Estate Services Agreement by and among Escalate Wealth REIT I, Inc.; Escalate Wealth, LLC and Lalutosh Real Estate, LLC*
10.	Power of Attorney*
11.1	Consent of Corporate Law Solutions, PC (included in Exhibit 12)
11.2	Consent of Squar Milner LLP*
12.	Opinion of Corporate Law Solutions, PC as to the legality of the securities being qualified*
13.	“Testing the waters” materials [to be filed by Amendment]

* Previously filed.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this amended offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on May 26, 2021.

Elevate.Money REIT I, Inc.

By:	/s/ HAROLD HOFER
Harold Hofer
Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ HAROLD HOFER	Chief Executive Officer, Chief Financial Officer and Chairman of the Board	May 26, 2021
Harold Hofer	(principal executive officer, principal financial officer and principal accounting officer)

/s/ SACHIN JHANGIANI	President, Secretary and Director	May 26, 2021
Sachin Jhangiani

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